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                                                           Exhibit 10.12

                               September 23, 1998

VIA FACSIMILE

OrthoLogic Corporation
1275 West Washington Street
Tempe, AZ 85281

Ladies and Gentlemen:

         By this Letter of Amendment (the "LOA") it is understood that OrthoLogic Corp., ("OrthoLogic") a Delaware corporation, with offices at 1275 West Washington Street, Tempe, Arizona, and Chrysalis BioTechnology, Inc. ("Chrysalis") a Texas corporation, with offices at 2200 Market, Galveston, Texas, agree to modify the original Definitive Agreement regarding the TP508 (or Chrysalin) technology ("Technology") for orthopedic applications signed by the two parties as of December 31, 1997 as follows:

         1. Extension of License Option. Chrysalis and OrthoLogic agree to extend the evaluation period and the outside exercise date for the option for US fracture applications described in Section IV(a) of the Definitive Agreement from the original date of September 30th, 1998 to the earlier of January 1, 1999 or until OrthoLogic collects sufficient additional preclinical data to complete its evaluation of the Technology.

         2. Payments. OrthoLogic agrees to make a non-refundable partial payment of $250,000 for the extension, payable to Chrysalis by September 30, 1998. If OrthoLogic decides to exercise its option by the date agreed to in paragraph (1) above, the partial payment will be applied to the originally agreed upon amount of $750,000, and OrthoLogic shall then immediately pay only $500,000 to Chrysalis to exercise its option for the Technology for United States fracture applications.

         3. Other Payments. All other payments due to Chrysalis will be made by OrthoLogic by the dates specified in the Definitive Agreement except that the $250,000 payment pursuant to Section IV(b) in the Definitive Agreement may instead be paid by January 1, 1999. The timing and amounts of all other milestone payments shall remain unchanged.

         4. Limited Modification. Except as modified herein, all terms and conditions of the original Definitive Agreement shall remain in full force and effect.



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OrthLogic Corporation
September 23, 1998
Page 2

         5. Counterparts. This LOA may be executed by facsimile or manual signatures. It may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one agreement.

                                          Chrysalis BioTechnology, Inc.

                                          By:  /s/ Darrell H. Carney
                                               ---------------------------------
                                               Darrell H. Carney, Ph.D.
                                               Title:  President

                                   ACCEPTANCE

         The foregoing LOA correctly sets forth our agreement concerning the Amendments to the Definitive Agreement.

         Dated:  September 29, 1998

                                             OrthoLogic Corp.

                                             By: /s/ Thomas R. Trotter
                                                 -------------------------------
                                                 Thomas R. Trotter
                                                 Title:  President/CEO